As filed with the Securities and Exchange Commission on September 5, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8211 (Primary Standard Industrial Classification Number)	95-4774688 (I.R.S. Employer Identification No.)

2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000
(Address of Principal
Executive Offices)

K12 Inc. 2007 Equity Incentive Award Plan
(Full title of the plan)

Howard D. Polsky, Esq.
Executive Vice President, General Counsel and Secretary
K12 Inc.
2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

William P. O’Neill

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004

(202) 637-2275

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value	9,457,224 shares	$18.55	(2)	$175,384,219.08	(2)	$22,589.49

(1)         The Registration Statement registers the issuance of 9,457,224 shares of common stock, which are issuable pursuant to the awards granted or to be granted under the K12 Inc. 2007 Equity Incentive Award Plan, as amended (the “Plan”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover additional shares of common stock which become issuable under the Plan.

(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $18.55 per share, the average of the high and low prices per share of the Common Stock on September 3, 2014, as reported on the NYSE.

EXPLANATORY NOTE

K12 Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of Common Stock issuable pursuant to the K12 Inc. 2007 Equity Incentive Award Plan, as amended (the “Plan”) and the evergreen provision included therein and previously approved by the Registrant’s stockholders.  This Registration Statement is being filed in order to register shares of Common Stock which may be offered or sold to participants under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to Plan participants as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act.  The Registrant does not need to file these documents with the Securities and Exchange Commission (the “Commission”) either as a part of the Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement, as of their respective dates:

A.            The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the Commission on August 15, 2014, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

B.            The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (No. 001-33883) filed on December 11, 2007, under the Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Item 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Under no circumstances will any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities

Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel

The validity of the shares of common stock registered hereby has been passed upon by Howard D. Polsky, who serves as Executive Vice President, General Counsel and Secretary of the Registrant. Mr. Polsky has received and is eligible to receive grants under the Plan.

Item 6. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (the “DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the Registrant—by reason of the fact that the person is or was a director, officer, agent, or employee of the Registrant, or is or was serving at our request as a director, officer, agent, or employee or another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well as but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

Our Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we shall indemnify our directors, officers, employees and agents to the maximum extent permitted by the DGCL. In addition, we have entered into separate indemnification agreements with our directors which would require us, among other things, to advance expenses to each indemnitee in connection with any proceeding in which indemnification is available. We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers and have obtained a policy of directors and officers liability insurance which will also cover certain liabilities arising under the Securities Act. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including advancement of expenses incurred, arising under the Securities Act.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit	Description

4.1 *	K12 Inc. 2007 Equity Incentive Award Plan, as amended

5.1	Opinion of Howard D. Polsky, Executive Vice President, General Counsel and Secretary of the Registrant

23.1	Consent of BDO USA, LLP

23.2	Consent of Howard D. Polsky (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*                 Incorporated herein by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (File No. 001-33883).

Item 9. Undertakings

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Virginia, on September 5, 2014.

K12 INC.

By:	/s/ NATHANIEL A. DAVIS
Nathaniel A. Davis
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Howard D. Polsky as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NATHANIEL A. DAVIS	Chairman and Chief Executive Officer	September 5, 2014
Nathaniel A. Davis	(Principal Executive Officer)

/s/ JAMES J. RHYU	Executive Vice President and Chief Financial Officer	September 5, 2014
James J. Rhyu	(Principal Financial Officer)

/s/ CRAIG R. BARRETT	Director	September 5, 2014
Craig R. Barrett

/s/ GUILLERMO BRON	Director	September 5, 2014
Guillermo Bron

/s/ FREDDA J. CASSELL	Director	September 5, 2014
Fredda J. Cassell

/s/ ADAM L. COHN	Director	September 5, 2014
Adam L. Cohn

/s/ JOHN M. ENGLER	Director	September 5, 2014
John M. Engler

/s/ STEVEN B. FINK	Director	September 5, 2014
Steven B. Fink

/s/ MARY H. FUTRELL	Director	September 5, 2014
Mary H. Futrell

/s/ JON Q. REYNOLDS	Director	September 5, 2014
Jon Q. Reynolds

/s/ ANDREW H. TISCH	Director	September 5, 2014
Andrew H. Tisch

EXHIBIT INDEX

Exhibit	Description

4.1 *	K12 Inc. 2007 Equity Incentive Award Plan, as amended

5.1	Opinion of Howard D. Polsky, Executive Vice President, General Counsel and Secretary of the Registrant

23.1	Consent of BDO USA, LLP

23.2	Consent of Howard D. Polsky (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*                 Incorporated herein by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (File No. 001-33883).